OSWALD & YAP LLP
Lawyers

16148 Sand Canyon
Irvine, California  92618
Telephone: (949) 788-8900
Fax:  (949) 788-8980

January 17, 2012

Netsol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Netsol Technologies, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 24, 2011, and as amended on Form S-3/As filed with the Commission on November 29, 2011, December 23, 2011 and on the date hereof.  You have provided us with Amendment No. 2 to the Registration Statement, which includes a base prospectus (the “Prospectus”), and a draft of Amendment No. 3 to the Registration Statement in the form in which it will be filed.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Registration Statement registers the offering and sale of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (“Rule 415”), up to an aggregate offering price of $40,000,000: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock (the “Preferred Stock”), to be issued in one or more series; (iii) debt securities, which may be issued in one or more series (the “Debt Securities”) under a form of indenture filed as Exhibit 4.6 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Indenture”) to be entered into by and between the Company, as issuer, and a trustee (the “Trustee”); (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities in one or more series (the “Warrants”); and (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants in any combination (the “Units”).  The Registration Statement also registers the offering and sale of up to 6,771,580 shares of Common Stock that may be offered and sold by certain existing stockholders of the Company (the “Selling Security Holder Shares”), from time to time on a delayed or continuous basis pursuant to Rule 415.  The Common Stock, Preferred Stock, Debt Securities, Warrants, Units, and Selling Security Holder Shares are referred to herein collectively as the “Securities.”

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel and for purposes of our opinions set forth herein, we have reviewed the Registration Statement and the exhibits thereto.  We have also reviewed and relied upon such documents, resolutions, certificates, and instruments of the Company and have considered such questions of law as we have considered necessary or appropriate as a basis for the opinions set forth in this opinion letter.  In such examination, we have assumed (i) the genuineness of all signatures on all agreements, instruments and other documents; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents; (iv) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that no such documents have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties.  As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

With your consent, we have assumed that (i) each of the Debt Securities, the Indenture and any related supplemental indenture, term sheet or certificate establishing the terms thereof, the Warrants and any related warrant agreement, the Units and any related unit agreement, and any purchase, underwriting or similar agreement (collectively, the “Documents”) will be governed by the internal laws of either the State of California, the State of Nevada or the State of New York, and that the choice of law is legally enforceable; (ii) the Warrants, warrant agreements, Units and unit agreements will contain all provisions required under the laws of the State of Nevada in respect of contracts for the sale of securities issued by a Nevada corporation; (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery and performance of any of the Documents; (ii) the terms of any of the Securities to be established after the date hereof; (iii) the issuance and delivery of such Securities; or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s Articles of Incorporation filed with the Secretary of State of the State of Nevada, as amended from time to time (the “Articles”) or its Bylaws then in effect; (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties; or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) prior to any offering and sale of the Securities, the Company’s board of directors, including any appropriate committee thereof, will take all corporate action necessary to duly authorize the price at which the Securities are to be issued and sold; (iv) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Securities; (v) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; (vi) the Indenture and the Trustee will have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (vii) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement or, in the case of Debt Securities, Warrants and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.        With respect to any shares of Common Stock (other than the Selling Security Holder Shares) to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (i) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company and (ii) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.        With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (i) a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law and authorized by all necessary corporate action of the Company; (ii) the relative rights, preferences, qualifications, and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designation properly filed with the Secretary of State of the State of Nevada; and (iii) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.         With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, when (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (ii) the specific terms of a particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law; (iii) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with the Indenture and as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action; and (iv) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.        With respect to any Warrants to be offered pursuant to the Registration Statement, when (i) a warrant agreement, if any, has been duly authorized, executed and delivered by the Company and the warrant agent named therein; (ii) the specific terms of the particular issuance of Warrants have been duly established in accordance with such warrant agreement and applicable law and authorized by all necessary corporate action of the Company; (iii) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (iv) as applicable, (a) the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants; or (b) the Debt Securities issuable upon exercise of such Warrants have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture and reserved for delivery upon exercise of the Warrants, in each case by all necessary corporate action and in accordance with the terms of the Warrants and the warrant agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.        With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (i) a unit agreement has been duly authorized, executed and delivered by the Company and the counterparty named therein; (ii) the specific terms of the particular issuance of Units have been duly established in accordance with such unit agreement and applicable law and authorized by all necessary corporate action of the Company; (iii) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such unit agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (iv) as applicable, (a) the shares of Common Stock or Preferred Stock comprising the Units have been duly authorized and reserved for issuance; or (b) the Debt Securities comprising such Units have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture and reserved for delivery, in each case by all necessary corporate action and in accordance with the terms of the Units and the unit agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.        The Selling Security Holder Shares have been duly authorized, validly issued and are fully paid and nonassessable.

Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We express no opinion as to any provision (i) which could be construed as a penalty or forfeiture; (ii) indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification or contribution could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities); (iii) exculpating another party from liability or waiving defenses or other rights; (iv) to the effect that terms of a document may not be waived or modified except in writing; (v) regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding; (vi) imposing a payment obligation with respect to the Company’s obligations; or (vii) whereby a party purports to ratify acts in advance of the occurrence of such acts.

We express no opinion with respect to the validity or enforceability of (i) any provision allowing any party to exercise any remedial rights without notice to the Company; (ii) any waiver of demand by the Company or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived; (iii) any provision purporting to establish evidentiary standards or to make determinations conclusive or powers absolute; (iv) any provision which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy; (v) any provision which purports to entitle any person or entity to specific performance of any provision of such document; (vi) any provision that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity; (vii) any provision which purports to transfer rights under a contract the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law; (viii) any provision which purports to prohibit or restrict a transfer of rights; (ix) any provision to the extent that it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (x) the effectiveness of service of process by mail in any suit, action or proceeding of any nature; (xi) any provision insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes; or (xii) any provision providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy. Further, we express no opinion as to the acceptance by a federal or state court located in the State of California, the State of Nevada, or the State of New York, as applicable, of jurisdiction of a dispute arising under any Document.

We express no opinion as to the validity or enforceability of any provision that (i) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (ii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iii) grants set-off rights; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; (vi) states that time is of the essence; or (vii) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

All of the opinions expressed above are limited to the laws of the States of California and Nevada.  For the purposes of this opinion, “our knowledge” or words of similar import shall mean the current actual knowledge of the attorneys in our firm who have given significant attention to the transaction, without investigation.

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Oswald & Yap LLP

Oswald & Yap LLP